Exhibit 10.2

                        , 2006

Builder Acquisition Corp.

4902 Alameda Boulevard, NE

Albuquerque, NM 87113

JMP Securities LLC

As representative of the several Underwriters

600 Montgomery Street, Suite 1100

San Francisco, CA 94111-2713

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder and director of Builder Acquisition Corp. (“Company”), in consideration of JMP Securities LLC (“JMP Securities”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall (i) vote all Insider Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired following or in the IPO in favor of the Business Combination, as a result of which the undersigned acknowledges and agrees that it will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any Insider Shares or other shares of Common Stock owned by it.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO shares as soon as reasonably practicable and in any event no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company and hereby further waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect of such person’s Insider Shares. The undersigned agrees to indemnify and hold harmless the Company, pro rata with the other officers and directors of the Company based on the number of Insider Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination) an operating business in the homebuilding industry until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any pre-existing fiduciary and/or contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to JMP Securities that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. The undersigned agrees that neither the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will, as specified in the Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow his Insider Shares for the period commencing on the Effective Date and ending on the earlier of (i) one year from the date of the Business Combination, (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated at which time the escrow agent will destroy the shares, or (iii) in the event the Company undertakes a Business Combination, at such a time when the escrow agent releases the Insider Shares in order for the undersigned to participate in a Business Combination in which all shareholders have the right to exchange their shares of Common Stock for other property.

8. The undersigned agrees to be a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and JMP Securities and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and JMP Securities is true and accurate in all respects. The undersigned further represents and warrants to the Company and JMP Securities that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a member of the Board of Directors of the Company.

10. The undersigned acknowledges and understands that JMP Securities, as representatives of the underwriters, and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

11. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to JMP Securities and its legal representatives or agents (including any investigative search firm retained by JMP Securities) any information they may have about the undersigned’s background and finances (“Information”). Neither JMP Securities nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the undersigned may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address of the Company set forth above. Such mailing shall be deemed personal service and shall be legal and binding upon the undersigned in any action proceeding or claim. The undersigned agrees that the prevailing party in any such action shall be entitled to recovery from the other party all of its reasonable attorneys fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

14. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The remainder of this page intentionally left blank]

Name:	Michael A. Feiner

Signature

Accepted and agreed:

JMP SECURITIES LLC

By:
Name:	Janet L. Tarkoff, Esq.
Title:	Managing Partner and General Counsel

Accepted and agreement:

BUILDER ACQUISITION CORP.

By:
Name:	Michael D. Sivage
Title:	Chairman and Chief Executive Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the contact shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more operating businesses in the homebuilding industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such merger, capital stock exchange, asset acquisition or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Public Stockholders” shall mean holders of common stock sold as part of the IPO or in the aftermarket, including Insiders who purchase those shares in the IPO or aftermarket.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination within 18 months of the Effective Date (or 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Transaction Failure Date” shall mean the 18-month anniversary of the Effective Date (or the 24 month anniversary of the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Trust Fund” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY

Michael A. Feiner has been a member of our board of directors since inception. Since 1989, Mr. Feiner has served as President and Chief Executive Officer of Feiner Enterprises, a company concentrating on investments in mortgage real estate mortgage finance and derivative financial products. The company also assists private and public companies in evaluating their capitalization and raising outside capital. Additionally, Mr. Feiner is an owner and partner in Sevo-Miller Inc, a company specializing in real estate services with management and ownership of over 14 million square feet of commercial and apartment properties. From 1986 to 1989, he was President and Chief Executive Officer of Asset Investors, Inc., one the nation’s largest real estate investment trusts which controlled assets of over $8 billion. Prior to this, Mr. Feiner was Vice-Chairman and CEO of M.D.C. Holdings, Inc., a NYSE homebuilding company based in Denver, Colorado from 1981 to 1989. From 1976 to 1981, he served as Executive Vice President of U.S. Realty Investments, a NYSE mortgage and equity real estate investment trust based in Cleveland, Ohio. Mr. Feiner is also a partner in the Fairpark Company, Royal Management Company, Forest City Stapleton and various private partnerships, which combined, control over $1 billion in operating real estate. These companies are active in the ownership and management of income producing properties. Mr. Feiner has been active with the Washington, D.C.-based Urban Land Institute. He is a member of the ULI Residential Development Council (Multi-Family) and was a past member of the Executive Council on Development Policies and Regulation and the Commercial and Office Development Council. Mr. Feiner received a BA degree and MBA degree from the University of Wisconsin-Madison.